Fox Cities Bank Incentive/Bonus Program for
                        Fiscal Year Ending March 31, 1998
                                 Associate Plan

   Eligible Participants:

   All permanent full and part time associates, with the exception of:

        - The Executive Management Team consisting of the Executive Officers' Management Committee.

        - The Middle Management group consisting of all Officers, Training Manager and Mortgage Loan Underwriter.

        - All loan originators paid on the basis of a draw against commission.

        - Any temporary associates including summer only associates.

   An associate will be eliglible to receive a bonus after the fiscal year end provided the associate has been employed on a continuous basis a minimum of one full year. An associate must be actively employed when bonuses are paid. Eligibility will cease the last day an associate is on the job, in the case of a voluntary or involuntary terminiation.

   Basis:


        3% of salary based upon reaching the pre-tax target set for the period of July 1, 1997 through March 31, 1998.

        7% of salary based upon receiving a pro-rata share of a bonus pool to be established according to the attached exhibit A. An individual's share will be determined by calculating the ratio of each participant's salary to the total salaries of all participants.

        The salary figure used will be the base income for the twelve months ending March 31, 1998 excluding commission, overtime and incentive pay.

        *The percentages indicated are maximums for the particular category and can vary between 0% and the stated maximum.
        *For any individual, the incentive will be capped at 10% of their gross income.
        *Payout will be net, after taxes and FICA, and will occur following the annual external audit.
        *All payouts are subject to final Board of Director approval and may be adjusted at their sole discretion.

                   Fox Cities Bank Incentive/Bonus Program for
                        Fiscal Year Ending March 31, 1998
                               Middle Manager Plan


   Eligible Participants:

   The Middle Management group will consist of all Officers, Training Manager, Mortgage Loan Underwriter and designated exempt associates.

   A member of this group will be eligible to receive a bonus after the fiscal year end provided the associate has been employed on a continuous basis a minimum of one full year. The associate must be actively employed when bonuses are paid. Eligibility will cease the last day an associate is on the job, in the case of a voluntary or involuntary termination.

   Basis:


        6% of salary based upon reaching the pre-tax target set for the period of July 1, 1997 through March 31, 1998.

        9% of salary based upon receiving a pro-rata share of a bonus pool to be established according to the attached exhibit A. An individual's share will be determined by calculating the ratio of each participant's salary to the total salaries of all participants.

        The salary figure used will be the base income for the twelve months ending March 31, 1998 excluding commissions, option exercise wages and incentive pay.

        *The percentages indicated are maximums for the particular category and can vary between 0% and the stated maximum.
        *For any individual, the incentive will be capped at 15% of their gross income.
        *Payout will be net, after taxes and FICA, and will occur following the annual external audit.
        *All payouts are subject to final Board of Director approval and may be adjusted at their sole discretion.

        For those officers with a title of Assistant Vice President or above, the basis as a percentage of salary will be 9%, and 11%. The cap for any one individual will be 20% of their gross income.

                    Fox Cities Bank Incentive/Bonus Program for
                         Fiscal Year Ending March 31, 1998
                               Middle Manager Plan
                                  AVP and above

   Eligible Participants:

   The Middle Management group will consist of all Officers, Training Manager, Mortgage Loan Underwriter and designated exempt associates.

   A member of this group will be eligible to receive a bonus after the fiscal year end provided the associate has been employed on a continuous basis a minimum of one year. The associate must be actively employed when bonuses are paid. Eligibility will cease the last day an associate is on the job, in the case of a voluntary or involuntary termination.

   Basis:


        9% of salary based upon reaching the pre-tax target set for the period of July 1, 1997 through March 31, 1998.

        11% of salary based upon receiving a pro-rata share of a bonus pool to be established according to the attached exhibit A. An individual's share will be determined by calculating the ratio of each participant's salary to the total salaries of all participants.

        The salary figure used will be the base income for the twelve months ending March 31, 1998 excluding commissions, option exercise wages and incentive pay.

        *The percentage indicated are maximums for the particular category
        and can vary between   0% and the stated maximum.
        *For any individual, the incentive will be capped at 20% of their gross income.
        *Payout will be net, after taxes and FICA, and will occur following the annual external audit.
        *All payouts are subject to final Board of Directors approval and may be adjusted at their sole discretion.

                   Fox Cities Bank incentive/Bonus Program for
                        Fiscal Year Ending March 31, 1998
                             Executive Officer Plan


   Eligible Participants:

   The Executive Officer group will be those individuals as designated by the Board of Directors as members of the Executive Officers' Management Committee.

   A member of this group will be eligible to receive a bonus after the fiscal year end provided the executive officer has been employed on a continuous basis a minimum of six months. An executive officer must be actively employed when bonuses are paid. Eligibility will cease the last day an executive officer is on the job, in the case of a voluntary or involuntary termination.

   Basis:


        20% of salary based upon reaching the pre-tax target set for the period of July 1, 1997 through March 31, 1998.

        15% of salary based upon receiving a pro-rata share of a bonus pool to be established according to the attached exhibit A. An individual's share will be determined by calculating the ratio of each participant's salary to the total salaries of all participants.

        The salary figure used will be the base income for the twelve months ending March 31, 1998 excluding commissions, option exercise wages and incentive pay.

        *The percentages indicated are maximums for the particular category and can vary between 0% and the stated maximum.
        *For any individual, the incentive will be capped at 35% of their gross income.
        *Payout will be net, after taxes and FICA, and will occur following the annual external audit.
        *All payouts are subject to final Board of Director approval and may be adjusted at their sole discretion.

                  Fox Cities Bank Incentive/Bonus Plan for
                     Fiscal Year Ending March 31, 1998
                                 Exhibit A



   Pre-Tax Target:
             Period of July 1, 1997 through March 31, 1998: $6,922,000.
             Adjustments of extraordinary or unusual income/expense items may be made at the discretion of the Board of Directors.


   Bonus Pools:
             There will be three separate bonus pools established for each of the three bonus plans. The pools will be based upon a percentage of the pre-tax income that exceeds the target.


                                               Middle          Executive
      Pre-tax Income       Associate         Management        Officers'
     Exceeding Target         Pool              Pool              Pool


     $   0   -$100,000        15%               15%               10%

     $100,001-$250,000        12%               12%               12%

     $250,001-and over        10%               10%               10%


        During fiscal 1998, a substantial number of merger related issues and items created certain priorities and unusual work requirements. As a result, certain associates provided extraordinary effort, time and leadership to assure that those items where completed accurately and timely.

        At the discretion of the Board of Directors, a bonus amount can be included for certain associates based upon an individual's effort and accomplishments during this transitional year. However, under no circumstances will the total bonus payment exceed the maximum as stated within the plans.